Exhibit 99.1

Cardiovascular Systems Inc.

Preliminary Fiscal First Quarter Financial Results Conference Call

October 7, 2015

C O R P O R A T E P A R T I C I P A N T S

Jack Nielsen, Senior Director of Corporate Communications and Investor Relations

Laurence L. Betterley, Chief Financial Officer

David L. Martin, President, Chief Executive Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Mike Matson, Needham and Company

Brooks O’Neil, Dougherty & Company

Exhibit 99.1

Ben Andrew, William Blair

Bob Hopkins, Bank of America Merrill Lynch

Ben Haynor, Feltl and Company

Jan Wald, Benchmark Company

P R E S E N T A T I O N

Operator:

Good afternoon. My name is Melissa and I will be your Conference Operator today. At this time I would like to welcome everyone to the Cardiovascular Systems Preliminary Fiscal First Quarter Financial Results Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question and answer session. If you would like to ask a question during this time, simply press star, followed by the number one, on your telephone keypad. If you would like to withdraw your question, press the pound key. Thank you.

I will now turn the call over to Jack Nielsen, Senior Director of Corporate Communications and Investor Relations. You may begin your conference.

Jack Nielsen:

Thank you, Melissa. Good afternoon and thank you for joining us on short notice. With me on today’s call are Dave Martin, CSI President and CEO, and Larry Betterley, Chief Financial Officer. During this call we will make forward-looking statements. These forward-looking statements are covered under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements regarding CSI's future financial and operating results, or other statements that are not historical facts. Actual results could differ materially from those stated or implied by our forward-looking statements due to certain risks and uncertainties, including those described in our most recent Form 10-K and subsequent quarterly reports on Form 10-Q. CSI disclaims any duty to update or revise our forward-looking statements as a result of new information, future events, developments, or otherwise.

I will now turn the call over now to CSI’s Chief Financial Officer, Larry Betterley.

Laurence L. Betterley:

Thanks, Jack. I’ll provide a high-level discussion of our preliminary fiscal first quarter financial results. Dave will then discuss the factors that contributed to our shortfall from guidance and the adjustments we’ve made to improve our future performance. Following our prepared remarks, we’ll open the call for your questions.

This afternoon we announced preliminary revenue for the first quarter of fiscal year 2016 of approximately $43.9 million, which is an 11% increase over the $39.5 million in the first quarter last year, excluding $1.9 million from Asahi guide wire sales in that prior period. Reorder revenue was 97% of total revenue. We added about 50 new peripheral and 50 new coronary accounts in the quarter.

Peripheral device unit sales increased 9% to over 11,000 units. Peripheral revenue was approximately $35.2 million, increasing 2% over last year, excluding Asahi revenue. Average selling price for the peripheral devices increased about 6%, year-over-year, but remained similar to the fourth quarter of last year.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Exhibit 99.1

Coronary unit sales increased 76% to over 2200 units. Total coronary revenue was $8.7 million, a 75% increase. Coronary ASP was only down slightly from the prior year.

Net loss was anticipated to be in the range of $13.1 million to $13.9 million or $0.41 to $0.43 per share, compared to a net loss of $8.2 million or $0.26 per share last year. Expenses during the quarter were below guidance; however, lower than forecasted revenue resulted in a higher than expected net loss.

These preliminary results are subject to completion of our customary quarterly close procedures and review by our independent auditors. We’ll provide detailed first quarter results as well as second quarter guidance during our regular earnings announcement in three to four weeks. I will now turn the call over to Dave. Dave?

We seem to be having some technical difficulty. Dave and I are in different locations. So I will …

David L. Martin:

Hey Larry? Can you hear me now?

Laurence L. Betterley:

Yes, I can. Thank you.

David L. Martin:

Larry. Sorry about the blip. Hello, everyone.

First, let’s begin with what has not changed. CSI is uniquely positioned to capitalize on a multibillion-dollar calcified artery disease market opportunity, and we believe is still relatively untapped. Our technology is well suited to address this market, as supported by our robust clinical data. Calcium is one of the biggest complicating factors to a patient’s outcome, and our products can remove it in just a few seconds of treatment time. In addition, our small devices allow entry into difficult to reach areas of the body with use of smaller sheaths which has been shown to significantly reduce procedure complications. These factors are expected to provide for attractive revenue growth for many years to come.

As we’ve discussed before, we’ve been evolving our Sales Organization to capitalize on this tremendous market opportunity and efficiently scale for sustained growth and profit in the future. It’s a major undertaking, however, and it has been highly disruptive for our Sales Organization for these past two quarters.

In our fiscal fourth quarter we achieved our productivity goals per Sales Representative, but we began to experience higher than normal turnover, resulting in multiple open territories. While the pace of turnover slowed early in the first quarter, it increased in the back half, resulting again in multiple open territories. In addition, we experienced a decline in productivity and fell short of our goals.

We’ve done a thorough review of our sales optimization plan and we’ve identified necessary adjustments to improve our execution going forward. None are a major factor. Individually and together we believe we have a—we will have a significant impact. First, we accelerated our hiring in the first quarter to ensure that we’re entering second quarter at planned levels. Second, we’ve expanded our sales training at the field level to better supplement the excellent corporate-level training that Representatives receive and better equip Sales Management to drive education in their Regions. Third, we simplified our sales process and messaging to improve sales effectiveness in efficiency. Fourth, we adjusted our compensation to recognize the additional time required to initially establish the coronary business while also providing a high level of service to our peripheral customers and to provide appropriate incentives to meet those objectives. Finally, we made some Management changes to provide the necessary skill sets and culture needed to drive our next phase of growth.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Exhibit 99.1

Our Vice President of Marketing, David Veino, has now assumed leadership of our Commercial Sales Organization. Before joining CSI, David led several sales organizations, most recently as the global vice president of sales and marketing at Globus Medical. Before that, he was Global Sales Director and Marketing Director at Stryker. David has the skills and style needed to implement the next phase of our commercial strategy. We believe these adjustments will result in better Sales Force stability and increased productivity going forward.

In closing, CSI has a unique technology that addresses a multibillion-dollar market opportunity in the treatment of peripheral and coronary calcified artery disease. We continue to believe that the best way to drive adoption is to grow and cross-train our Sales Force to serve our mission by defeating calcium from heart to heels. We offer patients, physicians and payers a technology that delivers a clinically and economically superior value proposition. We believe we’ve addressed the immediate challenges related to our sales optimization strategy and we’ve positioned our Sales Force for future success. The vast majority of our optimization effort is expected to be completed by the end of calendar 2015. Our recent performance, behind this we see no change in the market opportunity, our ability to serve the millions of patients that could benefit from our unique orbital atherectomy technology is in place.

That completes our prepared remarks. We will now take your questions.

Operator:

At this time I would like to remind everyone, in order to ask a question, press star, then the number one, on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster.

Your first question comes from the line of Mike Matson with Needham and Company. Your line is open.

Mike Matson:

Hi. Thanks for taking my questions. I guess I’m not even sure where to start. I guess I’ll start with the Sales Organization and the changes, Dave, that you talked about. So, the one that I’m kind of interested in is the—where you changed the compensation structure. Is that because it was just taking these Reps longer to kind of gain traction with the coronary products that is the peripheral Reps that were trained on coronary?

David L. Martin:

Yes, it is. You nailed it. We’ve nailed outcomes. Outcomes in coronary and peripheral are fantastic and we’ve spent a lot of time on our training on outcomes. What we need to identify—what we have identified now and what we’ve remedied is the fact that establishing new relationships for a new Representative or an old one in a new territory, a new smaller optimized territory, takes longer than we thought. So you’re exactly right. It’s establishing those relationships, delivering that additional service that comes with small territories, and the sales that result from those relationships that we underestimated.

Mike Matson:

Okay and just as far as your thesis goes that you can do this with a single Sales Force selling both the peripheral and the coronary products, and that there’s a significant degree of overlap between the customer base, I mean does any of this change your thinking on that?

David L. Martin:

No, we’ve got a lot of confirming evidence to the opposite. One is, for Sales Pros new and old who are qualified and trained to sell both, the outcomes are dynamite. The coronary outcomes continue to be better than the great results we achieved in ORBIT II. The peripheral outcomes are extraordinary and, you know,

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Exhibit 99.1

we’re seeing it in the enrolment; in fact in other places in LIBERTY 360 we’ve got over 600 Rutherford 4, 5 and 6 patients enrolled in that study by our current Sales Force and our current Operators. Many of them now are from a pedal approach or a tibial approach, so we’re mastering the clinical part of it. But where we’re in position to catch up, is recognizing that it takes weeks, perhaps—you know, certainly weeks longer to establish that new relationship, the rapport in the procedure room, even for a veteran representative to do that it takes longer. Some of the evidence also to support the hybrid model, one Sales Force, one vascular expert Sales Force, is we do have, for those people who were trained early on, some of those people are doing a million dollars a quarter. So our premise that one Sales Force servicing a small geography, eliminating travel, increasing service, allowing us to get to 2 to 5, perhaps even $7 million territories, that premise is alive and well. We can deliver outcomes and revenue. But at this point in time we need to get there. We need to get people seasoned, and in country so to speak, and familiar with their labs, their referral doctors, the physician operators, in a way that we can translate that into customer acquisition, and that’s where we’ve slowed—the pace of customer acquisition has slowed during this transition. But it’s just a snapshot in time. We’re very confident that we can achieve our goals by year end, and at that point in time the dilutive nature of what we’re doing should grow a very large vascular Sales Force with our very large opportunity. The dilutive nature of that, as measured by time in front of a customer, will be behind us.

Mike Matson:

Okay, and then one final question. Just to what degree, I mean it sounds like, the way you’re explaining the issues, it’s mostly sort of self-inflicted or execution issues. But obviously there’s been concerns about the external environment in atherectomy and peripheral more broadly. So, I mean do you think any of this is related to the impact of drug-coated balloons or the impact of some of these new entrants into the atherectomy market, and that’s my last question. Thank you.

David L. Martin:

Yes. Thanks, Mike. It is self-inflicted. It’s a great reason. By objective evidence we had the best vascular Sales Force—peripheral Sales Force in the business just one year ago. We embarked on expanding greatly our sales foot and our footprint based on our success. The enormous outflow market, which are those three vessels that need to be revascularized below the knee, and the overall 11 vessels that we treat right now including the three in coronary, and our wonderful coronary approval, we knew that we needed a bigger footprint. We again are on the march to become the best, the best, blue chip vascular Sales Force in the business. We’re achieving our clinical goals. It’s those relationship goals that come with cutting every territory, we cut 100% of them last year or over the last 12 months and the new relationships that need to be established and seasoned to get those sales. So we’ve got a lot of validations for the model, we’ve got a ton of validations for the size of our market, and we know with proof, because of our clinical evidence, that our device works every time it’s tried and used properly. So we’ve got the key components for a high growth premier Company going forward. At this snapshot in time, though, we have disrupted relationships, which is a key to sustained high growth.

Operator:

Your next question comes from the line of Brooks O’Neil with Dougherty & Company. Your line is open.

Brooks O’Neil:

Good afternoon, guys, and David, hope you’re feeling okay out there in the world.

David L. Martin:

Thanks, Brooks. (Inaudible)

Brooks O’Neil:

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Exhibit 99.1

I was just curious if you could talk a little bit more about the turnover. Obviously, you know, the disruption you’ve talked about and whatnot, but are you doing exit interviews with these people who are leaving and what exactly is it that’s causing presumably established Sales People to leave?

David L. Martin:

It’s a great question. It’s mostly newer people, but it’s a mix. It emerged in the back half of the quarter. So, you know, we were—we didn’t expect that and as you can imagine, you know as we, you know, control and influence the business, the bodies count. You know, the people who are out where it matters, where technology meets anatomy meets user, you know, that matters a lot. So the leakage in the back half of the quarter, as that emerged, was a little bit of a surprise. You know, the outcomes are great; I think those people who left us appreciated the training. I think that they felt that we were underestimating the time it takes to establish themselves in their new territories; and you know what, they were right. So we’ve made that adjustment and several others, and we don’t expect that type of leakage going forward.

Brooks O’Neil:

That makes sense. I’m just curious. I have heard some talk that some of the more successful guys were frustrated by your cutting back the size and scope of some of the territories. Can you speak to that just a little bit?

David L. Martin:

Yes, and there were a few of those, and those turnovers were actually in the past. Very successful people who did not want to change, you know, who did not want the additional challenge and charter and opportunity that comes with coronary. They had a success track record. Every company out there would love to have a CSI Diamondbacker, you know, with proven minted clinical and growth acumen. So we had in the past lost a few of those. I think in this recent group, you know, I’m just going to—off the top of my—we might have lost once, occasionally we’ll get someone who’s top-notch who leaves to another company for like a half a million dollar guaranteed over the course of two years. We can train and replace those people. We don’t like to see them go but we are also not going to change or chase, you know, that type of guarantee. So I think in the 17 that we lost there was one of those that we lost to a big company that was offered a two-year very high guarantee which is something that CSI doesn’t do. But for the most part, you know, the rest of them were, you know, maybe very successful people because the standard for hiring at CSI is very high. Everyone in our Sales Force has choices. I think the choice that these people made as they exited and, you know, we won’t have that decision point chase the current group of people, is that they were just concerned that the time in country that we were allowing and time to expectations maybe was weeks, perhaps months apart. We’re going to close that gap and recognize that relationships count and there is a certain amount of startup relationship time associated with both old Rep in a new territory and new Representative in a new territory.

Brooks O’Neil:

Cool; and then the last question I have, I’m just curious if you are seeing anywhere slower procedure growth, particularly on the peripheral side. Is there any slowdown at all that you can see in the marketplace right now?

David L. Martin:

Well, you know, overall, the need is great. There’s more calcified patients that need to be treated than we could possibly get to, even with our expanded Sales Force, which is troubling. The need and the evidence for outflow and treating tibial vessels, those vessels that only CSI treats, the need and the acknowledgement of calcium everywhere and the need to treat it with CSI is growing. We’re not seeing a slowdown in procedures,

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Exhibit 99.1

although we haven’t specifically measured it. What we think we’re seeing is market expansion and additional interest. There’s more treating physicians than ever before in vascular, and that’s a great thing for patients in need, and so we think that the market is rich, it’s going to continue to grow, that any new technology that’s useful is going to help grow it, and our charter, as you know, is to help grow the number of patients in need treated on the annual basis from its current rate of 600,000 a year to over 1 million. CSI is uniquely positioned to lead that charge because we treat plaque morphologies in anatomy that no one else treats.

I would say this—you know, just for context, you know, we grew 11% and we grew the business despite the fact that we probably had less selling time and sales calls with established relationships and rapport in the lab than ever before, because of the—this snapshot in time of where we are. So the technology does sell itself, and maybe to answer Mister Matson’s question as well a little bit, you know, do we think we’re losing share, you know, you can’t find and we can’t find, you know, on a grand basis, physicians who have put the Diamondback down in order to pick up another device. You just don’t see that. What you do see is a slowdown in customer acquisition, you know, people very enamored with DCB, we’re not in front of them to convert them to a complete revascularization physician and double the size of their practice. That will change here as we move through this snapshot in time, you know, this transition period, and we arrive, you know, very shortly with our very large seasoned Sales Force with relationships intact.

Brooks O’Neil:

Cool. Thank you very much.

Operator:

Your next question comes from the line of Ben Andrew with William Blair. Your line is open.

Ben Andrew:

Hi, good afternoon. Can you guys hear—Hi, Dave. Can you hear me?

David L. Martin:

Sure can.

Ben Andrew:

Great. Also hope you’re doing well with the challenges you’ve got. So, we’re thinking about you.

David L. Martin:

Thanks, Ben. Really appreciate that.

Ben Andrew:

So—You’re welcome. That’s, you know—Turning to the business, maybe Larry, you can add a little bit of insights for us, but, you know, it looks to us like, you know, the coronary business slowed down to something in the range—you know, you gave us 2200 units, it was 2377 last quarter; that’s down sequentially, pricing was a little bit softer, so you were down almost $800,000 sequentially in revenue. From the time of launch till today, you’ve really done $1.3 to 1.9 million sequentially positive every quarter, and that’s been kind of predicated—you know, it’s been—not predicated; that’s been one of the major drivers of the story. So you’ve given us some explanations of kind of the reasons why, but what gives you the confidence that the trajectory of that sequentials is going to change or even get back to something close to what it was before?

Laurence L. Betterley:

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Exhibit 99.1

I think the changes that we’ve been making the Sales Organization—excuse me, as Dave suggested, it’s really disrupted the time that they have to sell and try and build the relationship and drive the adoption in accounts, and I think what we were seeing in the first quarter, number one, it is a slower quarter in general, but also some of the more recent accounts, we haven’t completed the adoption in those accounts, and really instilled the training and adoption needed to sustain the growth and we need to focus the new Reps on doing that to get back to that growth trajectory.

Ben Andrew:

Okay. Am I still on?

David L. Martin:

Yes. I’ll add to that, Ben. You know, it’s rich and ripe and I—we talked about some of those early, you know, hybrid or dual franchise Representatives, and some of them in major markets. The individual that did over a million dollars this quarter has been challenged to make time for coronary. Now, growth is good and we totally appreciate what she is doing. You know, she’s profitable, she’s, you know, the first one there. But the time balance for her, when you’ve got two large markets, even though she’s got four accounts, makes it a challenge. That’s a great opportunity though. Imagine when we get, you know, in full force with, you know, 250 in the near term and more in the longer term, with seasoned relationships. The power that she’s applying is that she’s intimate, because she’s had a year in on the hybrid model, she’s intimate with all the players in the hospital, from carpeted areas to the procedure room to referral physicians, she is a home town hero, as are her doctors. So what we need to do and the model allows is for every one of our 250 Reps in the short term, more in the longer term, to be home town heroes because they’ll only have, you know, three, four or five accounts. They could be there every day if they want to.

Ben Andrew:

Right. Right. I guess the question is, you know, and maybe it comes back to some of the prior questions but, if the hybrid model is so challenged, why not separate it more? Why push down that path? You’re getting great productivity out of people in peripheral, and they are two different selling points in many cases, even if it’s the same hospital, they might be some of the same physicians but there’s others. So why continue on that path? Again, back to my point, are there other examples of models where this hybrid model has worked better than having distinct Sales Forces?

David L. Martin:

I think throughout time you see, you know, the big companies do both, and abandon both. But for CSI, you know, we’re in a unique position. We’re market-building, we’re doing our market-building alone; that relies on entrenched and intense relationships. We’re doing a lot of teaching and educating for the entire market. Even the vernacular in all of vascular has changed because of CSI. You know, from, you know, preserving the media and the integrity of the vessel to now redefining the space in microinvasive, which means four and five French access and alternative access. So there’s—you know, that intensity, you know, requires one representative who can be intense with a limited number of physicians and stakeholders. There has been evidence of success over time with both models, but the reason that we’re going to go with hybrid is one, our primary call point is cardiology. They don’t want two Representatives. We did a lot of research up front to ask, you know, how can we provide the most service to you, especially if we introduce the coronary application and three more vessels with which you can go and eliminate calcium in 30 seconds? They were intense. They said they like relationships, they like frequency, and they were not pro multiple Representatives in the same institution. You know, the institution’s a stakeholder now too, and they in fact employ half of the hospitals that we call on. Feedback from them was clear. You know, they’ve got—some of their labs are overrun. They want one expert, one vascular expert from CSI who’s got clinical and economic acumen and

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Exhibit 99.1

can serve them. So we had a lot of validation up front, and then over time, as we watched the productivity of those hybrids that have been in place for the longest time, we’ve got further validation.

Then the last piece of validation is, we’re getting great outcomes. The outcomes on the coronary and the peripheral side, the enrolment in our two, you know, key studies has been phenomenal and high quality. So we’re confident it’s the right model. We are at a difficult snapshot in time, just by nature of literally changing every customer relationship, you know, 100% of territories were changed, some of them twice; every management relationship changed, so we took our veteran Force, best in class a year ago, we made them new, but we’ll get there again. We will be the best Vascular Sales Force, bar none, in the business, in a very short period of time.

Ben Andrew:

Last question for me and then I’ll jump off, but, you know, we saw pricing down on peripherals 6%, we’ve seen 2, 3, 4% before, but that’s a bigger cut. Is the business stable? Should we see flat sequential in December, or should we continue to see, you know, declines in coronary or—now how do we think about kind of the near term revenue trajectory for CSI? Thank you.

Laurence L. Betterley:

I think the ASPs were, in the peripheral side, down a little bit from Q4 but not substantially, so I think they’re stabilized. It does fluctuate by customer mix. Coronary was very very stable, pretty much flat with Q4.

Ben Andrew:

Again, how do we think about sequential revenue? Because you typically will guide forward; I know that you haven’t finished the results, but how do we think about Q4? Is coronary flat? Is it going to decline again? You know, in peripheral as you continue this rebuilding process, should we model that flat for a while?

Laurence L. Betterley:

No, I don’t think it’ll—from our preliminary Q1 I wouldn’t expect it to drop much. No.

Ben Andrew:

You mean for Q1 or for Q2, December?

Laurence L. Betterley:

You said Q4, I assumed you’re saying Q2.

Ben Andrew:

I’m sorry, yes, December. Okay. So you’re thinking flattish for Q—for the December quarter.

Laurence L. Betterley:

We’re not expecting big changes in our second fiscal quarter.

Ben Andrew:

Up or down.

Laurence L. Betterley:

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Exhibit 99.1

It’s preliminary, but yes. It should be similar. [Note: See clarification on page number 10]

Ben Andrew:

Okay. Thank you.

Operator:

Your next question comes from the line of Bob Hopkins with Bank of America. Your line is open.

Bob Hopkins:

Thanks, can you hear me okay?

David L. Martin:

Sure can.

Bob Hopkins:

Hey, great. Good afternoon, and so thanks for taking the questions. I was just—you know, just a couple of numbers, if you will. In the past you guys have provided us a breakdown of growth between sort of above the knee and below the knee. I was wondering if there was a—if you could provide those numbers that’d be helpful.

Laurence L. Betterley:

Yes I can. Again all our numbers are preliminary, but when we look at it, above the knee, and I’m going to talk about units here first; I just have to get it in front of me but, from a unit standpoint, the below the knee units grew about 11% year-over-year and above the knee about 5%, while 59% of our business was below the knee and the remainder above the knee. So still—both were affected obviously, but still pretty substantial growth in the units. Now, the difference between that and the percentages we saw on the revenue growth is the decline in ASP.

Bob Hopkins:

Right; and that 6% is a year-over-year number, right?

Laurence L. Betterley:

Yes. That’s correct.

Bob Hopkins:

Okay; and I’m just, you know, curious, it does seem like the pricing’s a little worse than it has been, you know. Is there—how much visibility do you have on pricing and was there a particular reason why it was down, you know, more this quarter?

Laurence L. Betterley:

It really does vary by mix. As I said, coronary was pretty consistent, pretty stable; we were a little lower on the peripheral side. But it was still, you know, above $2900, so still pretty good pricing. We feel pretty good about where we are. But again, customer mix can change that.

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Exhibit 99.1

Bob Hopkins:

Okay. So it sounds like you’re kind of calling for a flattish sequential growth in your second quarter, and, you know, I just want to make sure I’ve got the message right on, you know, when we—when you think we can exit this period of disruption. So you think we can return to sequential growth in the back half, or is it just too early to tell?

Laurence L. Betterley:

Well we’re not giving guidance on Q2, I want to be clear on that. We’re going to do that at the end—around the end of this month, when we do our regular call. I was referring to ASPs, not revenue.

Bob Hopkins:

Oh, okay.

Laurence L. Betterley:

So we will provide update on that at the end of the quarter. Dave, would you like to take part of that question?

David L. Martin:

Let’s just say overall, you know, even when we were, you know, beating numbers during the very beginning of this Sales Force expansion and cross-training effort, we did telegraph, and we continue to telegraph that, you know, that January-February-March quarter where seasoned Representatives in territories that are optimized and all of the firepower that goes with it will far outweigh the time disruption and dilution that’s ongoing right now. So if that helps at all, for trajectory.

Bob Hopkins:

Then David, maybe one other question for you, just—this has kind of been asked before, but just to be really clear on the issue of what you’re seeing in the marketplace this quarter in terms of, you know, the impact of drug-coated balloons on the atherectomy marketplace. Is it your view that the, you know, you’re really not seeing the drug-coated balloon displace atherectomy procedures at this point, that this is really, you know, entirely, you know, Sales Force-driven? Just want to be, you know, crystal-clear on what you’re seeing in the drug-coated balloon market and the impact.

David L. Martin:

Well when you generalize atherectomy and include the other companies, yes, I think companies are being impacted. No doubt. But I think for us, you know, we’re small vessel, calcium, we leave the native artery intact. Drug-coated balloons in the presence of calcium simply don’t work, and they can’t access. Drug-coated balloons, that fantastic technology that we’re all rooting for, you know, to deliver long-term results which have yet to be seen. To access the larger market, which is the three vessels below the knee, calcium everywhere, they need CSI to create a smooth tubular lumen with that native artery intact. So, you know, we’re looking forward to that technology advancing into our leadership areas. Right now, I think there’s some expanded application in the SFA. I do think it’s created more awareness for the disease. I think anything that increases outcome betters the—you know, the opportunities for more peripheral intervention, which is highly needed in the United States. We need to go from 600,000 annually to a million. But, you know, for us in particular, you know, as opposed to the other mechanisms, you know, some of the mechanisms do not differentiate between healthy tissue and plaque. Those are the other ones. Some are better with clots than they are with plaques, period. I think those SFA devices, those devices that are not attached to two-year clinical outcomes data and economic outcomes data, I think they are being hurt by DCB. I do. But I think

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Exhibit 99.1

for CSI in particular, we’re not. It’s hard to find and, you know, we do our channel checks, we’ve got every urgency to understand exactly what’s going on. We’ve polled our faculty members, we’ve polled new customers. We’re in those labs and accounts asking the right questions. We can’t find a swath of doctors who have put down our device to pick up another. There’s a good reason for that, because there’s no other device that does what we’re doing. But Bob, what you are seeing is because of our own effort to expand the Sales Force and maneuver into a place where we can treat our opportunity properly, and over time deliver not only high growth but profitability, which will come. Our acquisition of new customers, our ability to take the stenting and balloon doc, who has an SFA practice only, we’ve needed that. Because of all of our own changes, we’re not acquiring new customers at the rate that we did before. This change hurts coronary too. So it’s affecting our overall business, we still grew 11% against some very tough comps, so, you know, I like where we are, and I like, you know, especially the triangle of huge market technology that works every time, you know, richly reimbursed, and then you marry that with a big Sales Force. We’re going to be looking good for future growth.

Bob Hopkins:

Great, and can you just remind me of cash on the balance sheet at the end of the quarter?

Laurence L. Betterley:

We finished this quarter at approximately $77 million.

Bob Hopkins:

Great. Thank you for taking the questions.

Laurence L. Betterley:

Thank you.

David L. Martin:

Thanks, Bob.

Operator:

Your next question comes from the line of Ben Haynor with Feltl and Company. Your line is open.

David L. Martin:

Hey, Ben.

Ben Haynor:

Afternoon, gentlemen. Just on the open sales territories, I think last quarter you averaged nine sales territories that were open; was that pretty similar to the current quarter and then where is that right at the moment?

Laurence L. Betterley:

As we said, it did accelerate later in the quarter. I’d say the FTE equivalent, and similar to that fourth quarter would be around 12.

Ben Haynor:

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Exhibit 99.1

In Q1?

Laurence L. Betterley:

Yes.

Ben Haynor:

Okay; and then, you offered some anecdotes on sales productivity that you saw with the Reps that had already been cross-trained; but as a whole, can you comment on the whole cross-trained Sales Force did sequentially in terms of productivity during the quarter?

David L. Martin:

Yes, I’ll start and maybe Larry can finish. As a whole, most of the relationships are new, and therein lies, you know, the divot. You know, that time will solve that. Now that we have it in place, we’ve had them in place to be their home town heroes that call on their accounts every day, time and relationships will really add to what are great outcomes in terms of growth spigot back on the upward trend. But I know you want a more specific information, so Larry maybe you take it from here.

Laurence L. Betterley:

Overall the cross-trained Reps did about $250,000. Some of that is a little bit of a decline from where we were. They were affected by the productivity impacts that we’ve talked about, but also, you know, it’s getting into a newer Rep as well, so we expected some of that decline.

Ben Haynor:

Okay, that’s helpful; and then, presumably seasonality would have been factored into the initial guidance, but beyond the Sales Force changes, were there any impacts from inventories at your customers during the quarter?

David L. Martin:

No, I don’t believe we got into the quarter, our inventories weren’t unusually high coming into first quarter, so that—I don’t believe that was a big impact.

Ben Haynor:

Okay. Great. That’s all I had, gentlemen, thank you very much.

David L. Martin:

Thanks, Ben.

Operator:

Your last question comes from the line of Jan Wald with Benchmark. Your line is open.

Jan Wald:

Hi, thanks for taking my questions, and Dave, good luck. I guess a lot of my questions have been asked, but I—you know, one of the things that strikes me is that this is something that could have maybe been anticipated by, you know, earlier in the year, so that you wouldn’t have somewhat been as surprised as you

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Exhibit 99.1

seem to be now. Is this really a, you know, a fourth quarter first quarter event, or is it something that should have been known before this and dealt with much before this?

David L. Martin:

Well hindsight’s 20:20, so, certainly if I had a re-do I would have kept the emphasis on outcomes, and we nailed that one. We were so hyper about outcomes, both in coronary and in peripheral, to protect our business and our franchise, patient outcomes, our reputation with physicians, that we may have underestimated relationship time. You know, we had a superstar peripheral Sales Force, the best in the business by every objective measure, and maybe we were a little too far away from the time when we made those relationships. We had that same size Sales Force intact for three years. We had a lot of stability. So, you know, if I had a go-back, I would attend more to the relationship side of the business. I think we could have pre-planned a little bit better. We could have seasoned a little bit better. We could have communicated a little bit better. Now we know.

The great thing is, the platform that we sit on right now is—the work is largely done. We’ve done a massive amount of work. We are already one of the largest Vascular Sales Forces out there, and we have a great scientific and clinical reputation, and there’s an awakening out there. From MEDCAP to the 700 physicians that went to amp prevention, look now at the podiums and the topics at all the major meetings, it’s all about calcium, CSI’s on every podium, we’ve got Liberty 360, for example, our ground-breaking study, which studies the unstudied, over 1000 patients, 600 of whom are Rutherford 4, 5 and 6, never been treated before, new market, read into that new market that we’ve been living in and succeeding in for years, that is now getting power play at the big meetings. We’ll be presenting at every major vascular meeting from here on out to infinity on the Liberty 360; that starts at VIVA, this VIVA coming; it’ll continue with CRT and TCT and on and on and on, and it’s groundbreaking because it’s all about new market, all about identifying a real opportunity for the vascular patient in need in the US.

Jan David Wald:

So the—you said that the transition, if you will, will be complete some time, you know, January-February-March time frame, and then we should see better times ahead. Is that because you’ve incubated the different territories enough and established enough of the relationships and you’re deep enough that you can …

David L. Martin:

That’s right. We’ve done the major work, you know, the—you know, we’ll have stability in the term of percentages. More of every cohort of our Sales Force will be in territory for not weeks but months and quarters. More of our Sales Force period will be in place. Those relationships will have seasoned, will be beyond the “Hi I’m so-and-so from CSI,” and we’ll have the numbers in our favor again, come that quarter.

Jan David Wald:

These Sales People and your Field Organization will attend a different—attend procedures, support the doc that kind of—is that the kind of relationship you’re building?

David L. Martin:

Yes. We do that right now. You know, even, you know, the people that left, which is unfortunate, over all the Company the retention rate is, you know, best in industry. But for our Sales Force, a very important subset of our Company, it’s higher than we want right now; but even those people who left delivered great clinical outcomes in those procedures that they proctored. They did a great job.

Jan David Wald:

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Exhibit 99.1

Okay. Thank you very much.

Operator:

I now turn the call back to Mister Martin for any closing comments.

David L. Martin:

Thanks for the Q&A. We’re market leaders in calcium, small vessel, and those are the largest markets in vascular today. Thanks for your time today. Go CSI.

Operator:

This concludes today’s conference call. You may now disconnect.

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